EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("AGREEMENT") is made as of March 22, 2000, between Grow Biz International, Inc. ("EMPLOYER") and John L. Morgan ("EMPLOYEE").

                                  INTRODUCTION

         Employer desires to employ Employee under the terms of this Agreement, including the non-solicitation, registration rights and other covenants stated below, and Employee is willing to enter into such covenants in return for the benefits hereunder.

                                    AGREEMENT

         In consideration of the foregoing, the parties agree as follows:

1. NATURE AND CAPACITY OF EMPLOYMENT. Employer agrees to employ Employee as Chief Executive Officer of Employer under the terms of this Agreement. Employee agrees to perform, or be available to perform, on a full-time basis, the functions of this position, under the terms of this Agreement.

2. TERM OF EMPLOYMENT. The term of this Agreement will commence as of March 23, 2000 and continue until such time as terminated under Section 9 below.

3. ANNUAL BASE SALARY. The annual base salary, exclusive of any benefits or bonuses, which Employer agrees to pay to Employee for the first year of this Agreement will be Fifty Thousand Dollars ($50,000). All amounts paid under this Agreement will be paid consistent with Employer's normal payroll practice and will be subject to all normal and required withholdings.

4. BONUS. The Compensation Committee of Employer's Board of Directors may, in its sole discretion, establish certain criteria under which Employee may become eligible to receive an annual bonus payment, and will also maintain the right to adjust such criteria in its sole discretion, however the Committee is not obligated to grant any bonus to Employee.

5. EMPLOYEE EXPENSES. Employer agrees to reimburse Employee for the reasonable business expenses Employee incurs on behalf of Employer upon proof of expenditure.

6. EMPLOYEE BENEFITS. Employee will be eligible for those benefits provided to executive management employees.

7. EMPLOYEE FRINGE BENEFITS. Employee will receive the following fringe benefits ("EMPLOYEE FRINGE Benefits"):

         7.1 STOCK OPTIONS. Employee will be issued a six year option (the "OPTION"), under the terms of the stock option agreement attached hereto as EXHIBIT A, to

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                  purchase 600,000 shares of Employer's common stock (the
                  "OPTION SHARES"), at an exercise price of $5 per share, vesting at the rate of 120,000 shares per year on the anniversaries of this Agreement.

         7.2 REGISTRATION RIGHTS. Employer has agreed to register under the Securities Act of 1933, as amended ("SECURITIES ACT"), the Option, the Option Shares and the 700,000 shares of Employer's common stock which Employee and others are purchasing from K. Jeffrey Dahlberg, for resale by Employee.

8. UNDERTAKINGS OF EMPLOYEE. Employee agrees to spend Employee's full working time and effort in performing Employee's duties with Employer so long as employed by Employer, and will not, during the course of employment by Employer, without prior written approval of Employer, become an employee, director, officer, agent, partner of or consultant to, or a stockholder of (except a stockholder of a public company in which Employee owns less than five percent (5%) of the issued and outstanding capital stock of such company) any company or other business entity which is a significant competitor, supplier, or customer of Employer.

9. TERMINATION OF EMPLOYMENT AGREEMENT. Employee's employment under this Agreement may be terminated, by either party for any reason or no reason upon 30 days written notice to Employee.

10. CONFIDENTIAL INFORMATION. For purposes hereof, "CONFIDENTIAL INFORMATION" means any information that Employee learns or develops during the course of employment that derives independent economic value from being not generally known by the public and includes trade secrets, methods of research and testing, customer lists, vendor lists and financial information, and information relating to such matters as management systems and sales or marketing techniques. Employee will not directly or indirectly use or disclose any Confidential Information for anyone other than Employer either during the course of employment or after the termination of employment. Employee recognizes that the Confidential Information constitutes a valuable asset of Employer and agrees to act in such a manner as to prevent its disclosure and use by any person unless such use is for Employer. Employee's obligations under this paragraph are unconditional and will not be excused by any Employer conduct, except prior voluntary disclosure by Employer of the information.

11. INVENTIONS. Employee agrees to promptly disclose to Employer in writing any invention, improvement, work of authorship, discovery or idea (including those which may be subject to copyright protection) generated, conceived, or reduced to practice by Employee alone or in conjunction with others, during or after working hours, while an employee of Employer ("INVENTIONS"); and all such Inventions will be Employer's exclusive property and are hereby assigned to Employer. Further, Employee will, at Employer's expense, give Employer all assistance it reasonably requires to perfect, protect, and use its rights to Inventions. In particular, Employee will sign all documents, do all things, and supply all information that Employer may deem necessary to: (i) transfer or record the transfer of


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         Employee's entire right, title and interest in Inventions; and (ii)
         enable Employer to obtain copyright or trademark protection for Inventions. Employee's obligations under this Section will continue beyond the termination of employment with respect to Inventions and will be binding on assigns, executors, and other legal representatives.

         NOTICE: PURSUANT TO MINNESOTA STATUTES SS. 181.78, EMPLOYEE IS NOTIFIED THAT THE AGREEMENT DOES NOT APPLY TO ANY INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY, OR TRADE SECRET INFORMATION OF EMPLOYER WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON EMPLOYEE'S OWN TIME, AND WHICH DOES NOT RELATE DIRECTLY TO EMPLOYER'S BUSINESS OR TO ITS ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR WHICH DOES NOT RESULT FROM ANY WORK EMPLOYEE PERFORMED FOR EMPLOYER.

12. NON-SOLICITATION. Employee covenants that during the term of his employment by Employer, and for one year after the termination of his employment, regardless of the cause of termination, Employee will not, without Employer's prior written consent, directly or indirectly, employ or seek to employ, in any capacity, any person who, within the preceding six months, has been an employee of Employer, or any franchisee of Employer.

13. INDEMNIFICATION BY EMPLOYER. In addition to any indemnification to which Employee may be entitled in his capacity as an officer and director of Employer, Employer shall indemnify, defend and hold harmless Employee from and against any and all costs, expenses, losses, damages, claims, liabilities, obligations, actions or causes of action (including, without limitation, reasonable attorneys' fees and expenses) incurred, sustained or suffered by him as a result of any claim, suit, cause of action, investigation or proceeding, whenever instituted or commenced, against Employee by a third party that is not directly or indirectly affiliated or related to Employee, arising out of the actions or inactions of Employer with respect to Employer's business prior to March 22, 2000. Should any claim covered by the indemnity provided in Section 13 be asserted, Employee shall promptly notify Employer and give Employer an opportunity to defend the same either in Employer's name or, as required by applicable laws and regulations, in Employee's name; provided, that the failure to give prompt notice shall not affect the rights of Employee to indemnification hereunder except to the extent that such failure either shall have materially prejudiced Employer in the defense of such claim or shall have increased the amount of the obligation of Employer. Employee shall extend reasonable cooperation in connection with such defense and shall have the right, at his own expense, to participate in, but not to control, any such defense by Employer. If Employer shall fail, after notice from Employee, to defend against such claim within a reasonable time, then Employee shall be entitled to assume the defense thereof, and Employer shall be liable to repay Employee for all of his expenses reasonably incurred in connection with such defense, including reasonable attorney's fees and settlement payments. No settlement shall be made by Employee of any claim which Employer has assumed pursuant to this Section 13, or of any other claim or actions with respect to which indemnification is claimed hereunder, without the prior written consent of Employer, so long as such consent is not unreasonably withheld or delayed.


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14.      NO RESTRICTIONS. Employee represents and warrants to Employer that he is not subject to any covenant, agreement, understanding or restriction of any kind or nature which would prohibit, restrict or interfere in any way with his ability to perform the functions of his positions with Employer.

15.      MISCELLANEOUS.

         15.1 INTEGRATION. This Agreement and the Stock Option Agreement of even date herewith contains the entire agreement and understanding among the parties relative to the subject matter hereof and supersedes all prior agreements and understandings relating thereto.

         15.2 APPLICABLE LAW. This Agreement and the rights of the parties will be governed by and construed and enforced under the laws of the state of Minnesota. The venue for any action hereunder will be in the state of Minnesota, and the parties consent to the jurisdiction of the courts of the state of Minnesota, County of Hennepin, and the U.S. District Court, District of Minnesota.

         15.3 BINDING EFFECT. Except as herein provided, this Agreement will be binding upon and will benefit the parties and their respective heirs, successors, assigns and personal representatives; provided, however, that Employee may not assign his rights or obligations hereunder without Employer's prior written consent. Employer may assign its rights and obligations under this Agreement, provided the assignee agrees to fulfill Employer's obligations hereunder.

         15.4 NOTICES. All notices, requests and other communications hereunder will be given in writing and deemed to have been given if personally delivered, or sent by first class, certified mail, return receipt requested, postage prepaid, to the party at the address as provided below, or to such other address as such party may hereafter designate by written notice to the other party:

                  (a) If to Employer, to the address of its then principal office.

                  (b) If to Employee, to the address last shown in Employer's records.

         15.5 MODIFICATION. This Agreement will not be modified or amended except by a written instrument signed by the parties.

         15.6 SEVERABILITY. The invalidity or partial invalidity of any portion of this Agreement will not invalidate the remainder thereof. If any provision of this Agreement is, for any reason, held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable at law, such provision will be construed by the appropriate judicial body by limiting or reducing it, so as to be enforceable to the maximum extent compatible with then applicable law.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date herein first above written.

                                       EMPLOYER:

                                       Grow Biz International, Inc.

Dated:    March 22, 2000               By:  /s/ Ronald G. Olson
                                           -------------------------------------
                                            Ronald G. Olson, Vice Chairman



                                       EMPLOYEE:

Dated:    March 22, 2000               By:  /s/ John L. Morgan
                                           -------------------------------------
                                            John L. Morgan


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                                                                       EXHIBIT A

                          GROW BIZ INTERNATIONAL, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

                                                                  March 22, 2000

TO:      John L. Morgan (the "OPTIONEE")

         As the new Chief Executive Officer of Grow Biz International, Inc., a Minnesota corporation (the "COMPANY"), you are hereby granted an option (the "OPTION"), pursuant to a resolution of the Board of Directors of the Company adopted on March 22, 2000.

         The Option entitles you to purchase up to 600,000 shares of Common Stock (the "STOCK") of the Company at a price of $5.00 per share, which was in excess of the sales price of the Stock as reported on the NASDAQ SmallCap Market as of the time of the approval of the grant of this Option and as of the close of business on the date immediately prior to the date of the grant of this Option.

         Your Option is in all respects limited and conditioned by the following terms and conditions:

1. DEFINITIONS. In addition to definitions that may be contained elsewhere herein, for purposes of this Agreement and the Option, the following terms, when capitalized, shall have the following meanings:

                  (a) "AGREEMENT" means this written agreement evidencing the Option granted hereunder which is signed by both the Company and Optionee.

                  (b)      "BOARD" means the Board of Directors of the Company.

                  (c) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  (d) "DISABILITY" means disability as defined in Section 22(e)(3) of the Code.

                  (e) "FAIR MARKET VALUE" means, as of any given date, unless otherwise determined by the Board in good faith, the closing sales price of the Stock for that date as reported on the NASDAQ SmallCap Market.

2. OPTION TERMS. You will be entitled to purchase up to 120,000 shares of Stock on March 22, 2001, and an additional 120,000 shares on each of March 22, 2002, March 22, 2003, March 22, 2004 and March 22, 2005, so
         long as you are still serving as Chief Executive Officer of the Company on such date. If you cease serving as Chief Executive Officer of


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         the Company, any nonvested portion of the Option is terminated immediately, and any vested portion is exercisable for thirty (30) days following the last day on which you served as Chief Executive Officer of the Company or until the expiration of the Option, whichever period is shorter.

3. TERM. This Option expires in its entirety on March 22, 2006. Subject to the vesting schedule set forth in Section 2 hereof, the Option may be exercised in whole or in part at any time during the term of the Option.

4. EXERCISE. The Option may be exercised by delivery of the attached Notice of Exercise to the Company. The exercise price may be paid in cash, by certified check, or by transfer to the Company of shares of Stock having a Fair Market Value, as of the date of exercise, not less than the purchase price of the Stock being acquired pursuant to your Option, or any combination thereof. The Company's obligation to deliver shares upon the exercise of the Option will be subject to applicable federal, state, and local tax withholding requirements. Unless otherwise determined by the Board, withholding obligations may be settled with Stock, including Stock received as part of the exercise giving rise to the withholding requirement.

5. DEATH. If Optionee's service to the Company as Chief Executive Officer of the Company terminates by reason of death, the Option held by Optionee may thereafter be exercised by the legal representative of Optionee's estate or by any person who acquires the Option by will or the laws of descent and distribution for a period of one year from the date of such death or until the expiration of the stated term of the Option, whichever period is shorter. The Option shall be exercisable only to the extent that the Option was exercisable as of the date of death.

6. DISABILITY. If Optionee's service to the Company as Chief Executive Officer of the Company terminates by reason of Disability, Optionee may exercise such portion of the Option as was exercisable at the date of termination for a period of one year from the date of termination or until the expiration of the stated term of the Option, whichever period is shorter. The Option shall be exercisable only to the extent that the Option was exercisable as of the date termination.

7. NONTRANSFERABILITY. The Option is transferable only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. Except as permitted by the preceding sentence, neither the Option nor any of the rights and privileges thereby conferred may be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege will be subject to execution, attachment, or similar process. The Option may be exercised during Optionee's lifetime only by Optionee or his or her guardian or legal representative.

8. INVESTMENT INTENT. Unless a registration statement under the Securities Act of 1933 (and applicable state securities laws) is in effect with respect to Stock to be purchased pursuant


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         to this Option, you agree with, and represent to, the Company that you are acquiring the Option and Stock for the purpose of investment and with no present intention to transfer, sell, or otherwise dispose of the Stock. In the absence of such registration, no shares of Stock acquired pursuant to the exercise, in whole or in part, of the Option may be transferred unless, in the opinion of counsel to the Company, such transfer is in compliance with applicable securities laws, and each certificate representing any shares of Stock issued to Optionee hereunder will have endorsed thereon an appropriate legend referring to the restrictions against transfer. Prior to the transfer of any Stock to you, the Company may require an opinion of counsel satisfactory to it that at all times the Company will be in compliance with applicable federal and state securities laws.

9. ADJUSTMENT IN CAPITALIZATION. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment will be made in the number and option price of shares purchasable hereunder, in the aggregate number of shares reserved for issuance with respect to the Option, and in the number and option price of shares subject to any outstanding portion of the Option as may be determined to be appropriate by the Board to prevent dilution or enlargement of Option rights granted hereunder, provided that the number of shares subject to the Option will always be a whole number.

10. NONQUALIFIED OPTION. This Option is not intended to be an "incentive stock option" as defined in the Code and is granted outside any stock option plan adopted by the Company.

11. NONEXCLUSIVITY. The granting of the Option will not be construed as limiting the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of other stock options. Such arrangements may be either generally applicable or applicable only in specific cases.

12. GOVERNING LAW. The Option and this Agreement will be governed by and construed in accordance with the laws of the State of Minnesota without regard to conflicts of laws principles, and all terms will be interpreted and construed so that there will not be committed any violation of applicable state or federal securities laws.

13. NO RIGHT TO SERVE. The granting of the Option does not grant Optionee any right of service as a director, and the Company retains the right to terminate service of Optionee as its Chief Executive Officer, or otherwise, pursuant to Company's Articles of Incorporation, Bylaws and applicable law.


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         IN WITNESS WHEREOF, Company and Optionee have each executed this
Agreement effective as of the date first above written.

COMPANY:                                      OPTIONEE:

GROW BIZ INTERNATIONAL, INC.



/s/ Ronald G. Olson                           /s/ John L. Morgan
----------------------------------            ----------------------------------
By:  Ronald G. Olson                          John L. Morgan
Its: Vice Chairman


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                       NOTICE OF EXERCISE OF STOCK OPTION
                          AND RECORD OF STOCK TRANSFER

TO:      Grow Biz International, Inc.
         4200 Dahlberg Drive
         Golden Valley, MN 55422-4837


         I hereby exercise my stock option granted by Grow Biz International, Inc. ("COMPANY"), effective March 22, 2000, subject to all terms and provisions thereof and notify you of my desire to purchase ________ shares of Common Stock of the Company ("SHARES"), offered to me pursuant to said Option. Enclosed is a certified check in the sum of $________ or payment in such other form as the Company has specified.

         [THIS SECTION IS APPLICABLE IF THE SHARES ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933.] I hereby represent that the Shares are being acquired by me as an investment and not with a view to, or for resale in connection with, the distribution of any shares of the Company. I understand that the Shares are not registered under the Securities Act of 1933, as amended ("ACT"), or applicable state securities laws, that the Shares may not be sold or otherwise transferred except pursuant to an effective registration statement under the Act and said laws, unless the Company has received an opinion of counsel satisfactory to it that such transfer or disposition does not require registration under the Act or said laws and, for any sales under Rule 144 of the Act, such evidence as it shall request for compliance with that rule or applicable state securities laws. I further understand that the certificate representing the Shares will contain a legend referring to such restrictions.

         I acknowledge that I am responsible for payment of any taxes for which I may become liable as a result of the exercise of this Option.


                      ,                /s/ John L. Morgan
---------------------- ------          -----------------------------------------
                                       John L. Morgan





         RECEIPT is hereby acknowledged of the delivery to me by Grow Biz International, Inc. on _______________, _____ of stock certificate no. _________ for __________ shares of Common Stock purchased by me pursuant to the terms and conditions of the option agreement referred to above.


                                       /s/ John L. Morgan
                                       -----------------------------------------
                                       John L. Morgan